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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             _____________________
                                   FORM 8-K
                          CURRENT REPORT PURSUANT TO
                          SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                            _______________________

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 17, 2001

                           Photoelectron Corporation
            (Exact name of registrant as specified in its charter)

       MASSACHUSETTS                    0-21667                  04-3035323
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)

                        _______________________________
                                 5 FORBES ROAD
                        Lexington, Massachusetts 02421
                                (781) 861-2069
   (Address, including zip code, of registrant's principal executive offices and registrant's telephone number, including area code)

Item 1.  Changes in Control of Registrant

     On December 17, 2001, the registrant raised $5,000,000 in a private placement of a 6% Senior Convertible Debenture to PYC Corporation, whose advisor, Peter M. Nomikos, is the registrant's Chairman of the Board of Directors. Immediately prior to the closing of the private placement, PYC Corporation beneficially owned 38.0% of the registrant, and Peter M. Nomikos, through his direct ownership of the registrant's securities and his control of PYC Corporation, beneficially owned 44.1% of the registrant. Immediately after the closing of the private placement, PYC Corporation beneficially owns 45.4% of the registrant and Mr. Nomikos beneficially owns 50.6%. The debenture purchased by PYC Corporation was purchased using its corporate funds.

     The registrant is using the net proceeds of the private placement for general and administrative expenses and for general corporate purposes, including, without limitation, to fund intra-operative radiation therapy for breast cancer clinical trials, for the sales and marketing of PRS400(TM) system cancer treatment products, for the development of an X-SEED(TM) intravascular radiation therapy device, for brachytherapy product development, for the general support of clinical trials, and for further development of industrial applications and distribution alliances.


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     The holder of the debenture is entitled to receive interest payments at the rate of 6% per annum on the outstanding principal amount of the debenture. At the option of the registrant, interest may be paid when due by adding the amount payable to the outstanding principal amount of the debenture.

     The principal amount of the debenture, together with all accrued but unpaid interest, is due and payable on May 1, 2005. The holder of the debenture has the option, at any time prior to May 1, 2005, to convert the debenture, in whole or in part, into shares of the registrant's common stock at a price of $3.25 per share. If any shares of common stock or securities convertible into shares of common stock are issued at an effective price lower than $3.25 per share (as adjusted and subject to certain exclusions), then the conversion price of the debenture will be automatically adjusted to that lower price.

     The registrant may redeem any portion of the debenture at any time, provided that the average closing bid price per share of the registrant's common stock as reported on the American Stock Exchange for the twenty (20) consecutive trading days prior to the date of the redemption notice is at least 175% of the conversion price. The redemption price will be 105% of the outstanding principal amount of the debenture being redeemed, along with accrued but unpaid interest.

     In addition, so long as 50% of the outstanding principal amount of the debenture originally issued is outstanding and subject to certain exceptions, the registrant may not incur more than $10,000,000 in indebtedness after December 17, 2001.

     The securities sold in the offering have not been registered under the Securities Act of 1933 or the securities laws of any state. The offering was made in reliance upon the exemptions from the registration provisions afforded by Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D thereunder. The registrant has agreed to use its best efforts to file with the Securities and Exchange Commission, within 90 days following the closing date of the sale of the debenture, a registration statement on Form S-3 (or such other form as applicable) with respect to the resale of shares of the registrant's common stock issuable upon conversion of the debenture.

Item 7.  Financial Statements and Exhibits

(a)   Exhibits

      Exhibit Number

      4.1    Form of 6% Senior Convertible Debenture issued by the registrant.

      4.2 Registration Rights Agreement between the registrant and PYC Corporation.

      99.1   Press Release dated December 18, 2001.


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                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  PHOTOELECTRON CORPORATION


                                  By: /s/ Timothy W. Baker
                                      --------------------
                                      Timothy W. Baker
                                      Executive Vice President and Chief
                                      Financial Officer



Dated:   December 19, 2001


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                                 EXHIBIT INDEX

Exhibit
Number

   4.1  Form of 6% Senior Convertible Debenture issued by the registrant.

   4.2  Registration Rights Agreement between the registrant and PYC Corporation

   99.1 Press Release dated December 18, 2001.